Exhibit (a)(1)(v)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

The Hillshire Brands Company

at

$63.00 Net Per Share

Pursuant to the Offer to Purchase

Dated July 16, 2014

by

HMB Holdings, Inc.

a wholly owned subsidiary of

Tyson Foods, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, AUGUST 12, 2014, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated July 16, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, collectively the “Offer”) in connection with the offer by HMB Holdings, Inc., a Maryland corporation (“Purchaser”) and a wholly-owned subsidiary of Tyson Foods, Inc., a Delaware corporation (“Tyson”), to purchase all outstanding shares of common stock, par value $0.01 per share, of The Hillshire Brands Company (the “Shares”), a Maryland corporation (“Hillshire Brands”), for $63.00 per Share, in cash, without interest, subject to any withholding of taxes required by applicable law and upon the terms and subject to the conditions set forth in the Offer. Also enclosed is Hillshire Brands’ Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer price is $63.00 per Share, net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law and upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 1, 2014 (the “Merger Agreement”), among Hillshire Brands, Tyson and Purchaser. The Merger Agreement provides, among other things, that as soon as possible following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will merge with and into Hillshire Brands (the “Merger”), with Hillshire Brands continuing as the surviving corporation and a wholly owned subsidiary of Tyson. At the effective time of the Merger, each outstanding Share (other than any Shares held by Hillshire Brands, Tyson or any subsidiary of Hillshire Brands or Tyson (including Purchaser)) will be converted into the right to receive the price per Share paid in the Offer, net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law. No appraisal rights are available to holders of Shares in connection with the Offer, and we do not expect appraisal rights to be available to holders of Shares in connection with the Merger. The Merger Agreement is more fully described in Section 13 of the Offer to Purchase.

4.	The Board of Directors of Hillshire Brands (the “Hillshire Brands Board”) has unanimously (i) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Hillshire Brands and Hillshire Brands’ stockholders, (ii) approved the Merger Agreement and consummation of the transactions contemplated thereby and (iii) subject to the terms of the Merger Agreement, resolved to recommend that Hillshire Brands’ stockholders accept the Offer and tender their shares pursuant to the Offer and, if required by applicable law, vote in favor of the approval of the Merger. The Hillshire Brands Board recommends that Hillshire Brands’ stockholders accept the Offer and tender their Shares pursuant to the Offer. Hillshire Brands has been advised that all of its directors and executive officers intend to tender all of their Shares pursuant to the Offer.

5.	The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, at the end of Tuesday, August 12, 2014, unless the Offer is extended (as it may be extended, the “Expiration Time”).

6.	The Offer is conditioned upon, among other things, (i) there being validly tendered, and not validly withdrawn, prior to the expiration of the Offer, a number of Shares (excluding shares tendered pursuant to notices of guaranteed delivery for which Shares have not been delivered) that, together with the Shares then beneficially owned by Tyson and/or Purchaser, represents at least two-thirds of the total number of Shares outstanding as of the expiration of the Offer and (ii) expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the regulations promulgated thereunder. The Offer is not conditioned upon Tyson or Purchaser obtaining financing. The Offer is also subject to the other conditions described in Section 15 of the Offer to Purchase.

7.	Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a current rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us or our nominees tender any or all of your Shares, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

The Hillshire Brands Company

at

$63.00 Net Per Share

Pursuant to the Offer to Purchase Dated July 16, 2014

by

HMB Holdings, Inc.

a wholly owned subsidiary of

Tyson Foods, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 16, 2014 and the related Letter of Transmittal (collectively, as may be amended or supplemented from time to time, the “Offer”), in connection with the offer by HMB Holdings, Inc., a Maryland corporation (“Purchaser”) and a wholly owned subsidiary of Tyson Foods, Inc., a Delaware corporation (“Tyson”), to purchase all outstanding shares of common stock, par value $0.01 per share, of The Hillshire Brands Company (the “Shares”), a Maryland corporation (“Hillshire Brands”), at a purchase price of $63.00 per Share, net to the seller in cash, without interest, subject to any withholding of taxes required by applicable law and upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the expiration of the Offer.

Number of Shares to be Tendered:	SIGN HERE

Shares*
Signature(s)
Dated , 2014
Name(s) (Please Print)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.